                                   EXHIBIT 99B
                                LETTER OF CREDIT












                                   FORM 10-Q

ISSUING BANK:                       ISSUE DATE:       OCTOBER 10, 1997
NATIONSBANK, N.A.                   EXPIRATION DATE:  APRIL 13, 1999
                                    AMOUNT:           U.S. $2,750,000.00

                 IRREVOCABLE STANDBY LETTER OF CREDIT NO. 931659

BENEFICIARY:
1277 LENOX PARK BOULEVARD, LLC
ATTN: MR. CHARLES R. BROWN, PRESIDENT
SUITE 100
1055 LENOX PARK BOULEVARD, NE
ATLANTA, GA 30319

RE:  IRREVOCABLE LETTER OF CREDIT NO. 931659
     FOR U.S. $2,750,000.00

LADIES AND GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 931659, IN FAVOR OF 1277 LENOX PARK BOULEVARD, LLC, A GEORGIA LIMITED LIABILITY COMPANY ("1277LLC"), FOR THE ACCOUNT OF HARBINGER CORPORATION, A GEORGIA CORPORATION ("CUSTOMER").

WE UNDERTAKE TO HONOR FROM TIME TO TIME YOUR DRAFT OR DRAFTS AT SIGHT DRAWN ON NATIONSBANK, N.A., NOT EXCEEDING THE TOTAL AGGREGATE AMOUNT U.S.$2,750,000.00, (TWO MILLION SEVEN HUNDRED FIFTY AND 00/100 U.S. DOLLARS).

ANY DRAFT DRAWN UNDER THIS CREDIT MUST BE MARKED, "DRAWN UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. 931659, ISSUED BY NATIONSBANK, N.A." AND MUST BE ACCOMPANIED BY A "CERTIFICATE" PURPORTEDLY EXECUTED BY AN AUTHORIZED SIGNER FOR THE BENEFICIARY STATING THAT:

         "THE COMMENCEMENT DATE HAS OCCURRED UNDER THE TERMS OF THAT CERTAIN LEASE DATED OCTOBER 10, 1997, BY AND BETWEEN 1277LLC, AND CUSTOMER (THE "LEASE") AND THE CUSTOMER IS IN DEFAULT UNDER THE TERMS OF THE LEASE."

PARTIAL DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT IN ACCORDANCE WITH THE FOLLOWING SCHEDULE AS SET FORTH AND CONTINUED AS FOLLOWS LESS ANY AMOUNT PREVIOUSLY DRAWN:

    DATE OF DECREASE          AMOUNT OF DECREASE           NEW AGGREGATE BALANCE
     AUGUST 1, 1998               $521,472.00                   $2,228,528.00




                                NATIONSBANK, N.A.
                 IRREVOCABLE STANDBY LETTER OF CREDIT NO. 931659
                          ISSUE DATE: OCTOBER 10, 1997
                                   PAGE NO. 1




                                   FORM 10-Q

     NOVEMBER 1, 1998              521,472.00                    1,707,056.00
     FEBRUARY 1, 1999              521,472.00                    1,185,584.00

BUT IN NO EVENT WILL THE TOTAL DRAWS ALLOWED UNDER THIS LETTER OF CREDIT EXCEED THE AMOUNT OF U.S. $2,750,000.00.

THIS LETTER OF CREDIT MAY BE TRANSFERRED IN FULL BY THE ISSUING BANK PROVIDED THAT YOU DELIVER TO US OUR WRITTEN FULL TRANSFER FORM H-4 (H-4 ATTACHED OR TO FOLLOW BY MAIL). THE ORIGINAL LETTER OF CREDIT TOGETHER WITH ALL ORIGINAL AMENDMENTS (IF ANY) MUST BE RETURNED TO US WITH THE COMPLETED TRANSFER FORM AND PAYMENT OF OUR CUSTOMARY CHARGE(S).

ANY NOTICE TO 1277LLC IN CONNECTION WITH THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE DELIVERED IN HAND WITH RECEIPT ACKNOWLEDGED, BY COURIER SERVICE OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), TO 1277 LENOX PARK BOULEVARD, LLC C/O TECHPOLE, INC., MANAGER, ATTN: MR. CHARLES R. BROWN, PRESIDENT, SUITE 100, 1055 LENOX PARK BOULEVARD, NE, ATLANTA, GEORGIA 30319, (OR TO SUCH OTHER ADDRESS AS THIS LETTER OF CREDIT MAY BE AMENDED).

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH 1277LLC HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

WE HEREBY ENGAGE WITH YOU THAT ANY DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, WILL BE DULY HONORED ON PRESENTATION TO US AT OUR STANDBY LETTER OF CREDIT DEPT., 901 MAIN ST. 9TH FL, DALLAS, TEXAS 75202, ON OR BEFORE, APRIL 13, 1999, THE EXPIRATION DATE.


VERY TRULY YOURS,
NATIONSBANK, N.A.


    /s/ Michael S. Paulson, VP
------------------------------
AUTHORIZED SIGNATURE




                                NATIONSBANK, N.A.
                 IRREVOCABLE STANDBY LETTER OF CREDIT NO. 931659
                          ISSUE DATE: OCTOBER 10, 1997
                                   PAGE NO. 2




                                   FORM 10-Q
                                    PAGE 32